UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen North Carolina Dividend Advantage Municipal Fund 2 (NNO)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed:

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY!
Nuveen AZ Dividend Advantage Municipal Fund 2
Nuveen CA Select Quality Municipal Fund, Inc.
Nuveen NC Dividend Advantage Municipal Fund
Nuveen NC Dividend Advantage Municipal Fund 2
333 West Wacker Drive
Chicago, Illinois 60606
ANNUAL MEETING OF SHAREHOLDERS ADJOURNED
TO GIVE SHAREHOLDERS MORE TIME TO VOTE
Dear Shareholder:
We recently sent you proxy materials concerning important proposals affecting your fund(s) which were considered at the Annual Shareholders Meeting held on Tuesday November 16, 2010. The meeting has been adjourned in order to allow more time for shareholders to cast their votes. The meeting will reconvene on January 6, 2011 at 2:00 Central time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL. Our records indicate that we have not yet received your vote. If you have not yet voted, we urge you to vote as soon as possible in order to help your fund(s) avoid the need for additional costly solicitation efforts.
✓ Your fund’s Board recommends you vote “FOR” each of the proposals.
The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposals, please call Computershare Fund Services, your Fund’s proxy agent, at 1-866-612-5814. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern Standard Time.
3 EASY WAYS TO VOTE YOUR PROXY:
1) Automated Touch Tone Voting: Call the toll-free number listed on your proxy ballot and follow the recorded instructions.
2) Log on to the Internet address on your proxy ballot and follow the instructions.
3) Sign, date and return the enclosed proxy ballot using the enclosed postage paid envelope.
Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.
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